FOR IMMEDIATE RELEASE

Contacts:

Christopher Martin, webMethods
703.460.6609
Christopher.Martin@webMethods.com

John Conley, webMethods
703.460.5996
John.Conley@webMethods.com

webMethods Announces Delay in Filing of Annual Report on Form 10-K for Fiscal Year Ended March
31, 2006

FAIRFAX, VA., June 15, 2006 – webMethods, Inc. (Nasdaq: WEBM) today announced that it will file a Form 12b-25 with the Securities and Exchange Commission (“SEC”), in order to extend the filing due date for its Annual Report on Form 10-K for the year ended March 31, 2006. This filing will extend the June 14, 2006 due date for up to fifteen calendar days under SEC rules. The Company expects to file its Form 10-K within the fifteen-day extension period.

Although management believes the preparation of its Form 10-K is substantially complete, the Company was unable to file the 10-K by the deadline without unreasonable effort or expense, because management needs additional time to finalize its assessment of the effectiveness of the Company’s internal control over financial reporting as of March 31, 2006, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the assessment performed to date, management has concluded that the Company had a material weakness related to its failure to maintain effective controls over the accuracy and valuation of its income tax provision, deferred income tax accounts and the related valuation allowances.  Specifically, the Company did not timely perform an effective evaluation of the continued profitability of certain of its foreign subsidiaries in order to determine the income tax benefit of reducing the valuation allowances on net operating loss carryforwards and other deferred tax assets of those subsidiaries. The Company subsequently performed this evaluation and has determined that it will record an income tax benefit relating to its Australian subsidiary, which will result in an increase in the Company’s net income and earnings per share for the fourth quarter and fiscal year ended March 31, 2006. The Company is in the process of assessing the amount of these increases. The Company has implemented new procedures to perform future evaluations on a timely and effective basis. Management is continuing its assessment of the effectiveness of the Company’s internal control over financial reporting and there can be no assurance that additional material weaknesses will not be identified.

About webMethods, Inc.

webMethods (Nasdaq: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,400 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.

The webMethods name and logo are registered trademarks of, and webMethods Fabric is a trademark of, webMethods, Inc.  All other marks mentioned are trademarks or service marks of their respective companies.

This press release contains remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to the expected timing of the completion of management’s assessment and the Company’s filing of its Form 10-K and the Company’s expected operating results for the fourth quarter and fiscal year ended March 31, 2006. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2005 and in webMethods’ Form 10-Q for the period ended December 31, 2005, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or webMethods’ investor relations web page at http://www.webMethods.com/investors. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.